Exhibit 99.5



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                           PLACEMENT AGENCY AGREEMENT

                  PLACEMENT AGENCY AGREEMENT dated as of November 6, 1987 between TRIBUNE COMPANY, a Delaware corporation (the "Company"), and MERRILL LYNCH MONEY MARKETS INC., a Delaware corporation ("Merrill Lynch").

                              W I T N E S S E T H:

                  WHEREAS, the Company has requested Merrill Lynch to act as the agent of the Company for the private placement to accredited investors of the Company's unsecured notes with maturities of up to 270 days from date of issue substantially in the form of Exhibit A hereto (the "Notes").

                  WHEREAS, it is contemplated that the maximum aggregate face amount of the Notes to be outstanding at any one time will be $450,000,000.

                  WHEREAS, Merrill Lynch has indicated its willingness to act as the agent of the Company in the private placement of the Notes, subject to the satisfactory completion of such investigation and inquiry into the Company's business as Merrill Lynch deems appropriate under the circumstances.

                  NOW THEREFORE, in consideration of the premises, the parties agree as follows:

                  1. Appointment as Placement Agent. (a) The Company appoints Merrill Lynch its placement agent for the Notes and acknowledges that Merrill Lynch shall have the right to assist the Company in the placement of the Notes during the term of this Agreement. The Company agrees that during the period Merrill Lynch is acting as the Company's placement agent hereunder, the Company shall not directly contact or solicit potential investors to purchase the Notes.

                           (b)      In soliciting purchases of the Notes in
accordance with clause (a) of this Section 1, Merrill Lynch shall act solely as agent for the Company and not as principal. Merrill Lynch shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by Merrill Lynch and accepted by the Company. Merrill Lynch shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Merrill Lynch shall not have any obligation to purchase, as principal, Notes from the Company under any circumstances.

                           (c)      The Company and Merrill Lynch agree that any
Notes the placement of which Merrill Lynch arranges shall be placed by Merrill Lynch in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.


                                       -1-

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                           (d)      Upon receipt of instructions from the
Company, Merrill Lynch will use its best efforts to solicit purchases of such principal amount of the Notes as the Company and Merrill Lynch shall agree upon from time to time during the term of this Agreement. Unless otherwise instructed by the Company, Merrill Lynch will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those rejected by Merrill Lynch. Merrill Lynch shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part.

                           (e)      The Company may instruct Merrill Lynch to
suspend solicitation of purchases of Notes at any time. Upon receipt of such instructions, Merrill Lynch will forthwith suspend solicitations until such time as the Company has advised it that solicitation of purchases may be resumed.

                  2. Offers and Sales of the Notes. The offer and sale of the Notes by the Company is to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Offers and sales of the Notes by the Company will be made in accordance with the general provisions of Rule 506 under the Act, provided that the Company need not file Form D as required by Rule 503 under the Act. Merrill Lynch and the Company hereby establish the following procedures in connection with the offer and sale or resale of the Notes:

                           (a)      Offers and sales of the Notes will be made
only to institutional purchasers which qualify as accredited investors (as defined in Rule 501(a) under the Act) (each such institutional purchaser being hereinafter called an "accredited investor"). No Notes will be offered to natural persons.

                           (b)     The Notes will be offered only by approaching
prospective purchasers on an individual basis. The Notes will not be offered or sold by any means of general solicitation or general advertising.

                           (c)     In the case of a non-bank purchaser acting as
a fiduciary for one or more third parties, each such third party will, in the judgment of Merrill Lynch, after due inquiry, be an accredited investor.

                           (d)      No sale of the Notes to any one purchaser
will be for less than $200,000 face amount and no Note will be issued in a smaller face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $200,000 face amount of the Notes.

                           (e)      Each Note shall contain the legend set forth
on the form of such Note attached as Exhibit A hereto stating in effect that such Note has not been registered under the Act and

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that any resale or other transfer of such Note or any interest  therein shall be made only to or through Merrill Lynch to an institutional investor approved as an accredited investor by Merrill Lynch. The purpose of this requirement is to ensure that Notes are resold or otherwise transferred only to accredited investors and not in a manner that might call into question the non-public offering character of the offer and sale of the Notes. Merrill Lynch agrees that
(i) it will not effect or approve any such resale except to itself or to an accredited investor and (ii) each such resale shall be made in accordance with the provisions of this Section 2.

                           (f)      Each purchaser of the Notes will have made
available to it a Private Placement Memorandum together with any supplements to such Private Placement Memorandum which may have been prepared which describes
(A) the Notes, (B) the proposed use of proceeds of sale of the Notes, (C) the business of the Company and any material change therein or in the financial condition of the Company not disclosed in the documents described below, (D) such summary financial information concerning the Company as the Company and Merrill Lynch consider appropriate and (E) the restrictions on resale. The Private Placement Memorandum will contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Company and Merrill Lynch concerning the offering of the Notes and to obtain additional relevant information which the Company or Merrill Lynch possesses or can acquire without unreasonable effort or expense. The Private Placement Memorandum will state that all periodic reports and reports on Form 8-K filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference therein. All documents incorporated by reference into the Private Placement Memorandum will be provided without charge to each prospective purchaser of Notes who requests them. The Private Placement Memorandum and such incorporated documents are herein referred to as the "Disclosure Documents."

                           (g)      The Company agrees to cooperate with Merrill
Lynch in the preparation of the Private Placement Memorandum and in amending it as from time to time may be necessary. Accordingly, the Company agrees to furnish Merrill Lynch with such number of copies of the most recent Annual Reports of the Company on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), each definitive proxy statement, each report on Form 10-Q and each report on Form 8-K deemed by the Company to be material to investors in the Notes filed by the Company with the SEC since the filing of the most recent Form 10- K, as Merrill Lynch may require in connection with the preparation of the Private Placement Memorandum. As long as any of the Notes are outstanding, the Company will provide Merrill Lynch with copies of all interim, quarterly and annual reports, proxy statements and registration statements which the Company files with the SEC, as well as such other material information in such quantities as Merrill Lynch may reasonably request.

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                           (h)      The Company will immediately inform Merrill
Lynch in writing of any material adverse changes in or affecting the business, earnings, affairs or business prospects of the Company which (i) make or might make any statement in the Disclosure Documents false or misleading in any material respect or (ii) are not disclosed in such documents. In such event, Merrill Lynch shall not thereafter attempt to offer or place any of the Notes until the Company shall have prepared and furnished to Merrill Lynch, in such numbers as Merrill Lynch may require, supplements to, or amendments of, the Private Placement Memorandum reflecting any such material changes. Prior to any offer or sale of Notes, Merrill Lynch shall, with the cooperation of the Company, have the right to make such reasonable due diligence investigation of the business of the Company as is usual in the course of continuous offerings of debt instruments.

                  Merrill Lynch shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Act, arising from or relating to any resale or transfer of a Note other than to or through Merrill Lynch or approved by Merrill Lynch as contemplated by paragraph (e) of this Section 2.

                  3. Representations and Warranties. The Company represents and warrants to Merrill Lynch as of the date hereof and as of each date contemplated by Section 4 hereof that:

                           (a)      The Disclosure Documents do not and will not
include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

                           (b)      The financial statements included in the
Disclosure Documents, if any, are and will be in accordance with the related books and records of the Company, and are and will be complete and correct and fairly present in accordance with generally accepted accounting principles the financial position of the Company and its consolidated subsidiaries as at the dates set forth therein and the results of their operations for the periods set forth therein. Except as set forth in the Disclosure Documents, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved. The supporting schedules, if any, included in the financial statements present fairly the information required to be stated therein as of the dates or for the periods indicated.

                           (c)      Since the respective dates as of which
information is given in the Disclosure Documents, except as may otherwise be stated or contemplated therein or in any amendment or supplement thereto, there has not been any material adverse

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change  in the  condition,  financial  or  otherwise,  of the  Company  and  its subsidiaries taken as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                           (d)      The Company (i) has been duly incorporated
and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite corporate power and authority to execute and deliver the Notes and perform its obligations thereunder and to own its properties and conduct its business as described in the Disclosure Documents.

                           (e)      The Company is not in violation of its
charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement or lease to which the Company is a party or by which it may be bound, and the execution and delivery of this Agreement and the Notes and the incurrence of the obligations and consummation of the transactions herein contemplated will not conflict with, or constitute a breach of or default under, the charter or by-laws of the Company or any material contract, indenture, mortgage, loan agreement or lease, to which the Company is a party or by which it may be bound, or any law, administrative regulation or court decree.

                           (f)      This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                           (g)      The Notes have been duly authorized for
issuance, offer and sale as contemplated by this Agreement and, when issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                           (h)     Assuming compliance with Section 5(b) hereof,
no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the SEC) is required for the issuance, offer or sale of the Notes by the Company in accordance with the terms of this Agreement or for the consummation of the transactions contemplated by this Agreement or the Notes.

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                           (i)      There are no legal or governmental
proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Disclosure Documents and other than legal or governmental proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (j)     The Company is not an "investment company" or
a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (k)     The offer, issuance, sale and delivery of the
Notes in accordance with the terms of this Agreement will constitute exempted transactions under the Act pursuant to Section 4(2) thereof, and registration of the Notes under the Act will not be required in connection with any such offer, issuance, sale or delivery of the Notes.

                           (l)      The Notes, when issued, will rank pari passu
with all other unsecured and unsubordinated indebtedness of the Company.

                  4.       Additional Representation and Warranty.  Each
                           --------------------------------------
acceptance by the Company of an offer for the purchase of Notes shall be deemed an affirmation by the Company that its representations and warranties set forth in Section 3 hereof are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent of the Note or Notes relating to such acceptance, as though made at and as of such time (it being understood that insofar as such representations and warranties relate to the Private Placement
Memorandum, such representations and warranties shall relate to the Private Placement Memorandum delivered to prospective purchasers of Notes at the time of such acceptance and at the time of such delivery of the Note or Notes relating to such acceptance, respectively).

                  5. Covenants. (a) The Company agrees that no future offer and sale of debt securities of the Company of any class will be made if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D under the Act, Securities Act Release No. 6389 (March 8, 1982), Securities Act Releases Nos. 4434 (December 6, 1961), 4552 (November 6, 1962) and 4708 (July 9,
1964), and various "no-action" letters made available by the SEC, such offer and sale would call into question the entitlement of the Notes to the exemption from the registration requirements of the Act provided by Section 4(2) thereof.

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                           (b)      The Company will endeavor, in cooperation
with Merrill Lynch, to qualify the Notes for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Company and Merrill Lynch shall mutually agree, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. If requested by the Company, Merrill Lynch will deliver to the Company prior to the first offer of Notes a copy of a Blue Sky Law Survey prepared by Seward & Kissel, counsel to Merrill Lynch in this transaction, with respect to the offer and sale of the Notes.

                           (c)     The Company will use the net proceeds of sale
of the Notes for general corporate purposes including the possible repurchase of outstanding capital stock of the Company. Until the Company notifies Merrill Lynch to the contrary, Merrill Lynch will not purchase and hold the notes as principal (other than on an "intra-day" basis). The Company will not use the proceeds of Notes purchased and held by Merrill Lynch, as principal, for the purchase or carrying of securities.

                           (d)      Pursuant to a certain issuing and paying
agency agreement dated as of November 22, 1985 between the Company and Morgan Guaranty Trust Company of New York (the "Issuing and Paying Agent"), the Company will maintain a bank account at the issuing and Paying Agent into which all of the proceeds of the sale of the Notes will be deposited by the Issuing and Paying Agent. Only (i) the proceeds of sale of the Notes and (ii) such funds as, together with the proceeds of the Notes, shall be necessary to make all payments in respect of the Notes, shall be deposited in such account, which shall be maintained at the Issuing and Paying Agent separate and apart from any other account into which the Issuing and Paying Agent may be authorized by the Company to deposit proceeds of sale of other commercial paper notes or other notes which the Company may offer, either publicly or privately, in the United States or to United States residents. Appropriate corporate controls will be instituted and maintained to assure that the proceeds from the sale of the Notes will be used for purposes which will not impair the availability of the exemption under
Section 4(2) of the Act for the offer, issuance, sale and delivery of the Notes.

                  6. Conditions Precedent to Placement of the Notes. (a) Prior to the initial placement of Notes hereunder, the Company shall cause to be delivered to Merrill Lynch (i) the written opinion of counsel to the Company in substantially the form of Exhibit B hereto, (ii) a certificate of the Secretary or other appropriate officer of the Company certifying true copies of the resolutions of the Company approving this Agreement, the Notes and the transactions contemplated hereby and certifying the incumbency, authority and true signatures of the officers of the Company authorized to sign this Agreement and the Notes, (iii) a

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certificate  of the  Treasurer,  Chief  Financial  Officer or other  appropriate officer of the Company certifying that the representations and warranties set forth in Section 3 hereof are true and correct, and (iv) an original executed copy, photocopy or conformed copy of the Issuing and Paying Agency Agreement, which shall be in form and substance acceptable to Merrill Lynch. Merrill Lynch may deliver a copy of the opinion referred to in clause (i) above to any purchaser of a Note who requests such copy.

                           (b)      Prior to the initial placement of any Notes
hereunder, such Notes shall have been rated at least "A-2" by Standard & Poor's Corporation and at least "P-2" by Moody's Investors Service, Inc. and upon each subsequent placement of Notes hereunder such ratings shall be in full force and effect. Such ratings were obtained by the Company with the understanding that the agencies providing such ratings would continue to monitor the credit of the Company and make future adjustments in such ratings to the extent warranted.

                  7. Delivery of and Payment for the Notes. Delivery of the Notes shall be made by the Company through the Issuing and Paying Agent to Merrill Lynch for the account of any purchaser only against payment therefor in immediately available funds. In the event that a customer shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, Merrill Lynch shall promptly notify the Company, and, if Merrill Lynch has theretofore paid the Company for such Note, the Company will promptly return such funds to Merrill Lynch against its return of the Note to the Company. If such failure occurred for any reason other than the failure by Merrill Lynch in the performance of its obligations hereunder, the Company will reimburse Merrill Lynch on an equitable basis for Merrill Lynch's loss of the use of the funds for the period such funds were credited to the Company's account. If such failure occurred solely as a result of the failure by Merrill Lynch in the performance of its obligations hereunder, Merrill Lynch will reimburse the Company on an equitable basis for the Company's loss of the use of the funds with respect to the date fixed for settlement.

                  8.       Indemnification and Contribution.  (a)  The Company
                           --------------------------------
agrees to indemnify and hold harmless Merrill Lynch and each person who controls Merrill Lynch within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which Merrill Lynch or they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be
                                       -8-

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stated therein or necessary to make the statements  therein not misleading,  and agrees to reimburse each such indemnified party, for any legal or other expenses reasonable incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Merrill Lynch specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Merrill Lynch agrees to indemnify and hold harmless the Company and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Merrill Lynch, but only with reference to written information relating to the offering by Merrill Lynch of the Notes furnished to the Company by or on behalf of Merrill Lynch specifically for use in the preparation of the Disclosure Documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which Merrill Lynch may otherwise have. The Company acknowledges that the statements set forth (i) under the heading "Plan of Distribution" and (ii) under the heading "Private Placement" (except for the first paragraph, the second sentence of the third paragraph, the second sentence of the fifth paragraph and the sixth paragraph), in the Private Placement Memorandum constitute the only information furnished in writing by or on behalf of Merrill Lynch for inclusion in the Disclosure Documents referred to in the foregoing indemnity, and Merrill Lynch, as agent, confirms that such statements are correct.

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified

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parties  which  are  different  from or  additional  to those  available  to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by Merrill Lynch in the case of paragraph (a) of this
Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                           (d)      In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and Merrill Lynch shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and Merrill Lynch may be subject in such proportion so that Merrill Lynch is responsible for that portion represented by the percentage that the aggregate commissions received by Merrill Lynch pursuant to Section 9(a) in connection with the Notes from which such losses, claims, damages and liabilities arise, bears to the aggregate principal amount of the Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall Merrill Lynch be responsible for any amount in excess of the commissions received by Merrill Lynch in connection with the Notes from which such losses, claims, damages and liabilities arise and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls Merrill Lynch within the meaning of the Act or the Exchange Act shall have the same rights to contribution as Merrill Lynch and each person who controls the

Company within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                  The obligations under this Section 8 shall survive any termination of this Agreement, in whole or in part.

                  9. Fees and Expenses. (a) As compensation for the services of Merrill Lynch hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note at such rate as shall be agreed upon from time to time by the Company and Merrill Lynch.

                           (b)      The Company will pay all of its costs and
expenses incident to the placement and issuance of the Notes, and will reimburse Merrill Lynch for one-half of the fees and disbursements of Seward & Kissel, counsel to Merrill Lynch in this transaction, relating to the preparation of a legal opinion regarding the availability of an exemption for the offer, issuance and sale of the Notes under Section 4(2) of the Act, provided that the Company shall not be liable for more than $2,000 in respect of the fee portion of such reimbursement.

                  10. Notices. Unless otherwise indicated, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                  If to the Company:

                           Tribune Company
                           435 North Michigan Avenue
                           Chicago, Illinois  60611
                           Attention:  Mr. David J. Granat
                           Telephone No. (312) 222-3897
                           Facsimile No. (312) 222-4206

                           If to Merrill Lynch:

                           Merrill Lynch Money Markets Inc.
                           5500 Sears Tower
                           Chicago, Illinois  60602
                           Attention:  Mr. Thomas R. Williams
                           Telephone No. (312) 993-2482

                           Facsimile No. (312) 993-1120

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10 to the other party hereto.

                  11. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New
York.

                  12. Amendment and Termination; Successors; Counterparts. (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by both parties hereto. Either party to this Agreement may terminate this Agreement upon at least 30 days' written notice to each other party hereto, provided that such termination shall not affect the obligations of the parties hereunder with respect to Notes outstanding at the time of such termination and actions or events occurring prior to such termination or with respect to Section 8 or
Section 9 hereof.

                           (b)      This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and assigns.

                           (c)      This Agreement may be executed in several
counterparts, each of which shall be deemed an original hereof.

                  13. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  14. Effective Date. This Agreement shall be effective as of the date and year first above written.

                  15. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                                     TRIBUNE COMPANY


                                                     By  /s/ David J. Granat
                                                            Authorized Signatory

                                                MERRILL LYNCH MONEY MARKETS INC.


                                                By  /s/ Thomas K. Wittin Jr.
                                                    Authorized Signatory

                                                                       EXHIBIT A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SALES THEREOF MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS ACCREDITED INVESTORS BY MERRILL LYNCH MONEY MARKETS INC. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS THAT THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC DISTRIBUTION THEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY TO OR THROUGH MERRILL LYNCH MONEY MARKETS INC. TO AN INSTITUTIONAL INVESTOR APPROVED BY MERRILL LYNCH MONEY MARKETS INC. AS AN ACCREDITED INVESTOR.

                                            TRIBUNE COMPANY



__________, 19__                                                 No.____________

                  For value received, TRIBUNE COMPANY promises to pay to the order of BEARER on___________the sum of_________________ dollars at the office of Morgan Guaranty Trust Company of New York, [address].

                                                     TRIBUNE COMPANY


                                                     By______________________
                                                        Authorized Signatory

Countersigned for authentication only:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing and Paying Agent


By______________________
  Authorized Signatory

                  This Note is not valid for any purpose unless countersigned by Morgan Guaranty Trust Company of New York, as Issuing and Paying Agent.

                                                                       EXHIBIT B



                                    [Letterhead of________________,
                                    counsel to the Company]

                                              _______________, 1987


Merrill Lynch Money Markets Inc.
Merrill Lynch World Headquarters
World Financial Center - North Tower
250 Vesey Street - 23rd Floor
New York, New York  10281-1218

Dear Sirs:

                  [We] [I] have acted as counsel to Tribune Company (the "Company") in connection with the proposed issuance of and offering to certain institutional investors of the Company's unsecured promissory notes (the "Notes") in the United States.

                  [We] [I] have examined the Placement Agency Agreement dated as of November 6, 1987 (the "Placement Agency Agreement") between the Company and Merrill Lynch Money Markets Inc. ("Merrill Lynch"), the Issuing and Paying Agency Agreement dated as of November 22, 1985 (the "Issuing and Paying Agency Agreement") between the Company and Morgan Guaranty Trust Company of New York, the form of the Notes and such other documents, corporate records, certificates of public officials and other instruments and Company officer certificates as [we] [I] have deemed appropriate, and such questions of law as [we] [I] have considered relevant for purposes of this opinion. As to questions of fact material to such opinion, [we] [I] have, when relevant facts were not independently established by [us] [me], relied upon such certificates.

                  In considering the above documents, [we] [I] have assumed the genuineness of all signatures thereon or on the originals thereof and the conformity to original documents of all copies or specimen documents.

                  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Placement Agency Agreement.

                  Based upon and subject to the foregoing, and based upon the facts and the law as of the date hereof, [we are] [I am] of the opinion that:

                  1. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and (ii) has the requisite corporate power and authority to execute and deliver the Placement Agency

                           Agreement, the Issuing and Paying Agency Agreement and the Notes and perform its obligations thereunder and to own its properties and conduct its business as described in the Disclosure Documents.

                  2. The Company is not in violation of its articles of incorporation or, to the best of [our] [my] actual knowledge after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement or lease known to [us] [me], to which the Company is a party or by which it may be bound. The execution and delivery of the Placement Agency Agreement and the Notes and the incurrence of the obligations and consummation of the transactions therein contemplated will not conflict with, or constitute a breach of or default under, the articles of incorporation or by-laws of the Company or, to the best of [our] [my] actual knowledge after due inquiry, any material contract, indenture, mortgage, loan agreement, or lease known to [us] [me], to which the Company is a party or by which it may be bound, of which [we] [I] have knowledge, or any law, administrative regulation, or, to the best of [our] [my] actual knowledge after due inquiry, any court decree.

                  3. The Placement Agency Agreement and the Issuing and Paying Agency Agreement have each been duly authorized, executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                  4. The Notes have been duly authorized for issuance, offer and sale as contemplated by the Placement Agency Agreement and when issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

                  5. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the Securities and Exchange Commission) is required for the issuance, offer or sale of the Notes by the Company in accordance with the terms of the Placement Agency Agreement or for the consummation of the transactions contemplated by the Placement Agency Agreement or the Notes, provided that no opinion is expressed with respect to the availability of an exemption for the issuance, offer and sale of the Notes under Section 4(2) of the Securities Act of 1933.

                  6. There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, other than as set forth in the Disclosure Documents and other than legal or governmental proceedings which in each case will not have a material adverse effect on the business, financial condition, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  7. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  8. The Notes rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.

                  [We are members] [I am a member] of the Bar of the State of _______ only and do not purport to be [an] expert[s] in, or to express any opinion concerning the laws of any jurisdiction other than the State of _________and the federal laws of the United States. To the extent that the opinions herein involve the laws of the State of New York, we have assumed that the laws of the State of __________ are the same as those of the State of New York.

                                                     Very truly yours,










                                       -2-